UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

RICE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Main Street, Second Story Carnegie, Pennsylvania 15106	15106
(Address of principal executive offices)	(Zip Code)

(713) 446-6259

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	RONI U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	RONI	The New York Stock Exchange
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	RONI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on December 13, 2022, Rice Acquisition Corp. II, a Cayman Islands exempted company (“RONI”), Rice Acquisition Holdings II LLC, a Cayman Islands exempted company and majority-owned and controlled operating subsidiary of RONI (“RONI Opco”), Topo Buyer Co, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of RONI Opco (“RONI Buyer”), and Topo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of RONI Buyer, entered into a Business Combination Agreement with NET Power, LLC, a Delaware limited liability company (“NET Power”). In connection with the transactions contemplated thereby, RONI and NET Power are hosting an analyst day on March 21, 2023 (the “Analyst Day”). A copy of the materials that RONI and NET Power will present at the Analyst Day is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and will also be posted to RONI’s website.

Important Information about the Business Combination and Where to Find It

This Form 8-K is being made in respect of the proposed business combination transaction involving RONI and NET Power. RONI has filed a registration statement on Form S-4 (as may be amended from time to time, the “registration statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2022, which includes a preliminary proxy statement/prospectus, and RONI may file other documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement/prospectus is not complete and may be changed. After the registration statement is declared effective by the SEC, a definitive proxy statement/prospectus will be sent to the shareholders of RONI. Before making any voting or investment decision, investors and security holders of RONI are urged to carefully read the entire registration statement and definitive proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by RONI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by RONI may be obtained free of charge from RONI at www.ricespac.com/rac-ii.

Participants in Solicitation

RONI and NET Power and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RONI, in favor of the approval of the proposed transaction. For information regarding RONI’s directors and executive officers, please see RONI’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 2, 2023. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus, as they may be amended, and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding section.

No Offer or Solicitation

This Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination transaction. This Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Analyst Day presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ACQUISITION CORP. II

Date: March 21, 2023	By:	/s/ James Wilmot Rogers
		Name:	James Wilmot Rogers
		Title:	Chief Financial Officer and Chief Accounting Officer

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